                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

    Filed by the registrant /X/
    Filed by a party other than the registrant / /

    Check the appropriate box:
    / /  Preliminary proxy statement
    /X/  Definitive proxy statement
    / /  Definitive addition materials
    / /  Soliciting material pursuant to Rule 14a-11(c) or
         Rule 14a-12

                                   LASERSCOPE
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                                   LASERSCOPE
- --------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):

/X/  $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
     (1) Title of each class of securities to which transaction applies:
        ------------------------------------------------------------------------
     (2) Aggregate number of securities to which transactions applies:
        ------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:*
        ------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
        ------------------------------------------------------------------------
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
     (1) Amount previously paid:
        ------------------------------------------------------------------------
     (2) Form, schedule or registration statement no.:
        ------------------------------------------------------------------------
     (3) Filing party:
        ------------------------------------------------------------------------
     (4) Date filed:
        ------------------------------------------------------------------------

                                 [INSERT LOGO]

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD JUNE 7, 1996

                            ------------------------

TO THE SHAREHOLDERS OF LASERSCOPE:

    Notice is hereby given that the Annual Meeting of Shareholders of Laserscope (the "Company"), a California corporation, will be held at the Company's principal executive offices at 3052 Orchard Drive, San Jose, California, on Friday, June 7, 1996 at 9:00 a.m. local time, for the following purposes:

    1. To elect the following directors to serve for the ensuing year and until their successors are elected: Benjamin L. Holmes, E. Walter Lange, Robert
       V. McCormick, Rodney Perkins, M.D. and Robert J. Pressley, Ph.D.

    2. To authorize an amendment to the Company's 1994 Stock Option Plan to increase the number of shares of Common Stock reserved for issuance thereunder by 150,000 shares.

    3. To authorize an amendment to the Company's 1989 Employee Stock Purchase Plan to increase the number of shares of Common Stock reserved for issuance thereunder by 200,000 shares.

    4. To ratify the appointment of Ernst & Young LLP as the independent auditors for the Company for the fiscal year ending December 31, 1996.

    5. To transact such other business as may properly come before the meeting or any adjournment thereof.

    The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

    Only shareholders of record at the close of business on April 19, 1996 will be entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

    All shareholders are cordially invited to attend the Annual Meeting in person. However, to assure your representation at the meeting, you are urged to mark, sign, date and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose. If you decide to attend the meeting, you may vote in person even if you returned a proxy card.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                                       [SIG]

                                          CRAIG W. JOHNSON
                                          SECRETARY

San Jose, California
April 26, 1996

                             YOUR VOTE IS IMPORTANT
WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO SIGN AND PROMPTLY MAIL THE ENCLOSED PROXY IN THE RETURN ENVELOPE SO THAT YOUR SHARES MAY BE REPRESENTED AT THE MEETING.

                               [LASERSCOPE LOGO]

                            ------------------------

            PROXY STATEMENT FOR 1996 ANNUAL MEETING OF SHAREHOLDERS

                            ------------------------

                                  INTRODUCTION

GENERAL

    The enclosed Proxy is solicited on behalf of the Board of Directors of Laserscope (the "Company"), a California corporation, for use at the Annual Meeting of Shareholders to be held Friday, June 7, 1996 at 9:00 a.m. local time, or at any adjournment or postponement thereof, for the purposes set forth in this Proxy Statement and in the accompanying Notice of Annual Meeting of Shareholders. The Annual Meeting will be held at the Company's principal executive offices at 3052 Orchard Drive, San Jose, California 95134-2011. The Company's telephone number at that location is (408) 943-0636.

    These proxy solicitation materials were mailed on or about April 26, 1996 to all shareholders entitled to vote at the meeting.

REVOCABILITY OF PROXIES

    Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Company (Attention:
Dennis LaLumandiere, Inspector of Elections) a written notice of revocation or a duly executed proxy bearing a later date or by attending the meeting and voting in person.

VOTING AND SOLICITATION

    Every shareholder voting for the election of directors may cumulate such shareholder's votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of shares held by such shareholder, or distribute the shareholder's votes on the same principle among as many candidates as the shareholder thinks fit, provided that votes cannot be cast for more than the number of directors authorized by the Company's bylaws. However, no shareholder shall be entitled to cumulate votes unless the candidate's name has been placed in nomination prior to the voting and the shareholder, or any other shareholder, has given notice at the meeting prior to the voting of the intention to cumulate the shareholder's votes. On all other matters, each share has one vote.

    Votes cast by proxy or in person at the Annual Meeting will be tabulated by the Inspector of Elections with the assistance of the Company's transfer agent. The Inspector of Elections will also determine whether or not a quorum is present. Except with respect to the election of directors and except in certain other specific circumstances, the affirmative vote of a majority of shares REPRESENTED AND VOTING with respect to a particular matter at a duly held meeting at which a quorum is present (which shares voting affirmatively also constitute a majority of the required quorum) is required under California law for approval of proposals presented to shareholders. In general, California law also provides that a quorum consists of a majority of the shares ENTITLED TO VOTE, represented either in person or by proxy. The Inspector of Elections will treat abstentions as shares that are present and ENTITLED TO VOTE for purposes of determining the presence of a quorum but as not VOTING for purposes of determining the approval of any matter submitted to the shareholders for a vote. Any proxy which is returned using the form of proxy enclosed and which is not marked as to a particular item will be voted for the election of directors, for the approval of the amendment to the Company's 1994 Stock Option Plan, for the approval of the amendment of the 1989 Employee Stock Purchase Plan, for ratification of the appointment of the designated independent auditors and as the proxy holders deem advisable on other matters that may come before the meeting, as the case may be with respect to the item not marked. If a broker indicates on the enclosed proxy or its substitute that it does not have discretionary authority as to certain shares to vote on a particular matter ("broker non-votes"), those shares will not be considered as VOTING with respect to that matter. While there is no definitive specific statutory or case law authority in California concerning the proper treatment of abstentions and broker non-votes, the Company believes that the tabulation procedures to be followed by the Inspector of Elections are consistent with the general statutory requirements in California concerning voting of shares and determination of a quorum.

    The cost of soliciting proxies will be borne by the Company. In addition, the Company will reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners. Proxies may be solicited by certain of the Company's directors, officers and regular employees, without additional compensation, personally or by telephone or telegram.

RECORD DATE AND SHARE OWNERSHIP

    Only shareholders of record at the close of business on April 19, 1996 are entitled to notice of and to vote at the meeting. As of April 19, 1996, 7,060,319 shares of the Company's Common Stock were issued and outstanding.

                                 PROPOSAL NO. 1
                             ELECTION OF DIRECTORS

NOMINEES

    The Company's bylaws currently provide for seven directors. At the Annual Meeting, the Board of Directors has nominated five directors to be elected to serve until the next Annual Meeting and until their successors are elected and qualified at the meeting. The Company's Board of Directors proposes to fill the remaining seats at such time as it has identified qualified candidates. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the Company's five nominees named below, all of whom are presently directors of the Company. In the event that any nominee of the Company is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner in accordance with cumulative voting as will assure the election of as many of the nominees listed below as possible, and, in such event, the specific nominees for whom the proxy holders will vote will be determined by the proxy holders. Assuming a quorum is present, the nominees for director receiving the greatest number of votes cast at the Annual Meeting will be elected, up to the number of directors authorized by the Company's bylaws. The term of office of each person elected as a director will continue until the next Annual Meeting of Shareholders or until his or her successor has been elected and qualified.

    The nominees' names, ages as of December 31, 1995, and certain information about them are set forth below:

                                                                                                                DIRECTOR
         NAME OF NOMINEE               AGE                           PRINCIPAL OCCUPATION                         SINCE
- ---------------------------------      ---      --------------------------------------------------------------  ---------
Benjamin L. Holmes                         61   Retired Vice President and General Manager of the Medical         1992
                                                 Products Group of Hewlett-Packard Company; Chairman of the
                                                 Board of Directors of the Company
E. Walter Lange                            63   Business consultant; former Group Vice President, Eli Lilly &     1992
                                                 Co.
Robert V. McCormick                        51   President and Chief Executive Officer of the Company              1992
Rodney Perkins, M.D.                       58   Practicing otologic surgeon; President of the California Ear      1984
                                                 Institute at Stanford, a clinic specializing in the diagnosis and treatment of hearing disorders; and President of Project
                                                 HEAR, a non-profit research organization
Robert J. Pressley, Ph.D.                  63   Technology consultant; former President and Chief Executive       1984
                                                 Officer of Silicon Video Corporation

    Except as set forth below, each of the nominees has been engaged in the principal occupation set forth next to his name above during the past five years. There is no family relationship between any director or executive officer of the Company.

    Benjamin L. Holmes has been a director of the Company since January 1992 and was appointed Chairman of the Board of Directors in June 1995. Mr. Holmes was General Manager of the Medical Products Group of Hewlett-Packard Company ("HP") from 1983, and a Vice President of HP, from 1985 until his retirement in October 1995. Mr. Holmes is a member of the Board of Directors of Project HOPE and the Massachusetts High Technology Council. He is also a member of the Massachusetts Governor's Council on Economic Growth and Technology, Commissioner of the Massachusetts Universal Health Care Commission, and a member of the Board on Health Care Service, Institute of Medicine, National Academy of Sciences. He is also Past Chairman of the Board of Directors of the Health Industry Manufacturers Association (HIMA).

    E. Walter Lange has been a Director of the Company since January 1992. Mr. Lange has more than 31 years of experience in the pharmaceutical industry, having served in a variety of executive positions at Eli Lilly & Co. from 1960 to 1991. Most recently, Mr. Lange was Group Vice President of Marketing, Planning and Development and was responsible for Lilly's worldwide product planning, corporate strategic planning, business development and market research.

    Robert V. McCormick has been President of the Company since December 1991 and Chief Executive Officer since July 1992. Between December 1991 and July 1992 he also served as the Company's Chief Operating Officer. He has been a director of the Company since July 1992. Mr. McCormick also served as the Company's Senior Vice President of Marketing and Field Operations from April 1991 to December 1991. Mr. McCormick was employed by Acuson Corporation, a manufacturer of medical imaging equipment, from 1983 to April 1991 in a variety of sales and marketing executive positions culminating as Vice President of Marketing and Field Operations.

    Rodney Perkins, M.D. is a co-founder of the Company and has been a Director since its founding. Dr. Perkins also served as Chairman of the Board of Directors from its founding until June 1995 and Chief Executive Officer from February to May 1987, and from October 1991 to July 1992. He also served as the President of the Company from October to December 1991. Dr. Perkins, a specialist in otologic surgery, is President of the California Ear Institute at Stanford and has been in private practice since 1968. He is Clinical Associate Professor of Surgery at Stanford University School of

Medicine, and is the founder and President of Project HEAR, a non-profit medical institute for ear research and education. Dr. Perkins is a founder of Collagen Corporation, a biomaterials company, and a member of its Board of Directors. Dr. Perkins is also a founder and the Chairman of the Board of Directors of ReSound Corporation, a hearing health care company.

    Robert J. Pressley, Ph.D. is a co-founder of the Company and has been a Director since its founding. Dr. Pressley founded Silicon Video, a developer of electronic products, and served as its President and Chief Executive Officer from January 1991 to January 1994. Dr. Pressley also founded XMR, Inc., a manufacturer of eximer lasers and laser systems, and served as its Chief Executive Officer from March 1979 until March 1990.

BOARD OF DIRECTORS MEETINGS AND COMMITTEES

    The Board of Directors of the Company held a total of five meetings during the year ended December 31, 1995. The Board of Directors has an Audit Committee and a Human Resources Committee. It does not have a nominating committee or a committee performing the functions of a nominating committee.

    The Audit Committee of the Board of Directors consists of Messrs. Marshall, Lange and Holmes. The Audit Committee held four meetings during 1995. The Audit Committee recommends engagement of the Company's independent auditors, and is primarily responsible for approving the services performed by the Company's independent accountants and for reviewing and evaluating the Company's accounting principles and its system of internal accounting controls.

    The Human Resources Committee of the Board of Directors consists of Dr. Pressley and Dr. Perkins. It held four meetings during 1995. The Human Resources Committee makes recommendations to the Board of Directors regarding the Company's executive compensation policy, and approves and makes recommendations to the Board of Directors concerning the grant of stock options.

    No incumbent director attended fewer than 75% of the aggregate number of meetings of the Board of Directors and meetings of the committees of the Board of Directors that he was eligible to attend.

COMPENSATION OF DIRECTORS

    Non-employee members of the Board of Directors receive a retainer of $2,000 per quarter and $500 per meeting of the Board of Directors attended. In addition, non-employee members of the Board of Directors receive options to purchase shares of the Company's Common Stock pursuant to its 1990 Directors' Stock Option Plan (the "1990 Directors' Option Plan") and 1995 Directors' Stock Option Plan (the "1995 Directors' Option Plan").

    The 1990 Directors' Option Plan, which has been terminated by the Board of Directors with respect to the grant of any future options, provided for the grant of nonstatutory options to non-employee directors of the Company at an exercise price not less than the fair market value of the Company's Common Stock on the date of grant. Under the 1990 Directors' Option Plan, persons who were non-employee directors as of October 18, 1991, as well as persons who have joined the Board since that date through election by the shareholders of the Company or appointment by the Board of Directors to fill a vacancy, have been granted an option to purchase 45,000 shares of the Company's Common Stock. Options issued pursuant to this plan vest and become exercisable over three years with respect to each optionee who remains a director and expire five years after the date of grant.

    The 1995 Directors' Option Plan was approved by the Board of Directors in November 1995 and also provides for the grant of nonstatutory options to non-employee directors of the Company at an exercise price not less than the fair market value of the Company's Common Stock on the date of grant. Under the 1995 Directors' Option Plan, persons who were non-employee directors as of November 30, 1995, as well as persons who have joined the Board since that date through election by the shareholders of the Company or appointment by the Board of Directors to fill a vacancy, have been granted an option to purchase 45,000 shares of the Company's Common Stock. Options issued pursuant to this plan vest and become exercisable over three years with respect to each optionee who remains a director and expire five years after the date of grant.

    Directors who are employees of the Company do not receive any additional compensation for their services as a director.

RECOMMENDATION OF THE BOARD OF DIRECTORS

    THE BOARD OF  DIRECTORS RECOMMENDS  VOTING FOR  ALL OF  THE NOMINEES  LISTED
ABOVE.

                                 PROPOSAL NO. 2
                    AMENDMENT OF THE 1994 STOCK OPTION PLAN

    At the Annual Meeting, shareholders are being asked to approve an amendment to the 1994 Stock Option Plan (the "1994 Option Plan") that would increase the shares reserved for issuance thereunder by 150,000 shares.

GENERAL

    The Company's 1994 Option Plan provides for the grant of options to employees and consultants of the Company. The 1994 Option Plan was adopted by the Board of Directors in March 1994 and approved by the shareholders in June 1994. A total of 575,000 shares of Common Stock has been reserved for issuance under the 1994 Option Plan. Subject to shareholder approval, this amount would be increased to an aggregate of 725,000 shares. The aggregate number of shares reserved for issuance under the 1994 Option Plan includes options previously granted and exercised under the 1994 Option Plan. The increase in shares reserved for issuance under the 1994 Option Plan has been necessitated by the hiring of new employees and the grant of additional stock options to current employees as previously granted options vest and become exercisable. The increase will assist the Company being able to continue its policy of equity ownership by employees and consultants as an incentive to contribute to the Company's success.

    Options granted under the 1994 Option Plan may be either "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or nonstatutory stock options at the discretion of the Board of Directors and as reflected in the terms of the written option agreement. The 1994 Option Plan is not a qualified deferred compensation plan under Section 401(a) of the Code, and is not subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended.

    As of March 31, 1996 and after giving effect to the amendment to the 1994 Option Plan, no shares had been issued upon exercise of options granted under the 1994 Option Plan, options for 696,912 shares were outstanding under the 1994 Option Plan and 28,088 shares remained available for future grants. As of March 31, 1996, the fair market value of shares subject to outstanding options was $2,177,850, based upon the closing price of the Common Stock as reported on the Nasdaq National Market on such date.

    During the year ended December 31, 1995, (i) options to purchase 285,000 shares of Common Stock were granted under the 1994 Option Plan to the current executive officers as a group (4 persons), (ii) options to purchase 50,000 shares of Common Stock were granted under the 1994 Option Plan to current directors who are not executive officers as a group (one person) and (iii) options to purchase 401,000 shares of Common Stock were granted under the 1994 Option Plan to all other employees, including current officers who are not executive officers, as a group (109 persons as of December 31, 1995). Such option grants exclude options granted to replace certain options which were cancelled during November 1995 in a repricing which numbered 109,688 shares, 50,000 shares and 295,696 shares for current executive officers, current directors and employees, respectively.

PURPOSE

    The purposes of the 1994 Option Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to employees and consultants of the Company and to promote the success of the Company's business.

ADMINISTRATION

    The 1994 Option Plan may be administered by the Board of Directors or by a committee of the Board of Directors. The 1994 Option Plan is currently administered by the Board of Directors and the Human Resources Committee of the Board of Directors. Members of the Board of Directors receive no additional compensation for their services in connection with the administration of the 1994 Option Plan. All questions of interpretation of the 1994 Option Plan are determined by the Board of Directors or its committee and its decisions are final and binding upon all participants. All directors currently hold office until the annual meeting of shareholders of the Company following their election, or until their successors are duly elected and qualified.

ELIGIBILITY

    The 1994 Option Plan provides that either incentive stock options or nonstatutory options may be granted to employees (including officers and directors who are also employees) of the Company or any of its subsidiaries. In addition, the 1994 Option Plan provides that nonstatutory options may be granted to consultants (not including directors who are not compensated for their services or are paid only a director's fee by the Company) of the Company or any of its subsidiaries. The Board of Directors or its committee selects the optionees and determines the number of shares to be subject to each option. In making such determination, there are taken into account the duties and responsibilities of the optionee, the value of the optionee's services, the optionee's present and potential contribution to the success of the Company, and other relevant factors.

    The 1994 Option Plan provides that the maximum number of shares of Common Stock which may be granted under options to any one employee during any fiscal year shall be 325,000, subject to adjustment as provided in the 1994 Option Plan. This limitation is intended to preserve the Company's ability to deduct for federal income tax purposes any compensation income relating to stock options granted to certain executive officers under the 1994 Option Plan. Without this limitation, federal tax legislation enacted in 1993 might not allow the Company to deduct such compensation income.

    In addition to the foregoing limitation on discretion for certain grants, there is also a limit on the aggregate market value of shares subject to all incentive stock options that may be granted to an optionee during any calendar year.

TERMS OF OPTIONS

    Each option is evidenced by a stock option agreement between the Company and the optionee. Each option is subject to the following additional principal terms and conditions:

        (a) EXERCISE OF THE OPTION. The Board of Directors or its committee determines when options may be exercised. In general, such options become exercisable on a ratable basis over four years with respect to employees and over two to four years with respect to consultants. An option is exercised by giving written notice of exercise to the Company specifying the number of full shares of Common Stock to be purchased and by tendering of payment of the purchase price. The purchase price of the shares purchased upon exercise of an option shall be paid in consideration of such form as is determined by the Board of Directors or its committee and specified in the option agreement, and such form of consideration may vary for each option.

        (b) EXERCISE PRICE. The exercise price of each option granted under the 1994 Option Plan is determined by the Board of Directors or its committee and may not be less than 100% of the fair market value of the Common Stock on the date the option is granted; provided, however, that nonstatutory options may be granted to persons other than the Company's Chief Executive

    Officer or its other four most highly compensated officers whose compensation is required to be reported to shareholders under the Securities Exchange Act of 1934 at exercise prices of not less than 50% of the fair market value on the date the option is granted. The fair market value per share is equal to the closing price on the Nasdaq National Market on the date of grant. In the case of an option granted to an optionee who owns more than 10% of the voting power of all classes of stock of the Company, its parent or subsidiaries, the exercise price must not be less than 110% of the fair market value on the date of the grant.

        (c) TERMINATION OF EMPLOYMENT. If the optionee's employment or consulting relationship terminates for any reason other than disability or death, options under the 1994 Option Plan may be exercised not later than three months (or such other period of time not exceeding six months in the case of an incentive stock option as is determined by the Board of Directors or its committee) after such termination and may be exercised only to the extent the option was exercisable on the date of termination. In no event may an option be exercised by any person after the expiration of its term.

        (d) DISABILITY. If an optionee is unable to continue his or her employment or consulting relationship with the Company as a result of his total and permanent disability, options may be exercised within six months (or such other period of time not exceeding 12 months as is determined by the Board of Directors or its committee) of termination and may be exercised only to the extent the option was exercisable on the date of termination, but in no event may the option be exercised after its termination date.

        (e) DEATH. Under the 1994 Option Plan, if an optionee should die while employed or retained by the Company, and such optionee has been continuously employed or retained by the Company since the date of grant of the option, the option may be exercised within six months after the date of death (or such other period of time, not exceeding six months, as is determined by the Board of Directors or its committee) by the optionee's estate or by a person who acquired the right to exercise the option by bequest or inheritance to the extent the optionee would have been entitled to exercise the option had the optionee continued living and remained employed or retained by the Company for three (3) months (or such other period of time as is determined by the Board of Directors or its committee) after the date of death, but in no event may the option be exercised after its termination date.

        If an optionee should die within 30 days (or such other period of time not exceeding three months as is determined by the Board of Directors or its committee) after the optionee has ceased to be continuously employed or retained by the Company, the option may be exercised within six months after the date of death by the optionee's estate or by a person who acquired the right to exercise the option by bequest or inheritance to the extent that the optionee was entitled to exercise the option at the date of termination, but in no event may the option be exercised after its termination date.

        (f) TERM OF OPTIONS. The 1994 Option Plan provides that options granted under the 1994 Option Plan have the term provided in the option agreement. In general, these agreements provide for a term of five years. Incentive stock options granted to an optionee who, immediately before the grant of such option, owned more than 10% of the total combined voting power of all classes of stock of the Company, its parents or subsidiaries, may not in any case have a term of more than five years. No option may be exercised by any person after its expiration.

        (g) OPTION NOT TRANSFERABLE. An option is not transferable by the optionee other than by will or the laws of descent and distribution, and is exercisable only by the optionee during his or her lifetime and in the event of the optionee's death by a person who acquires the right to exercise the option by bequest or inheritance or by reason of the optionee's death.

        (h) ACCELERATION OF OPTIONS. In the event of a merger or consolidation in which the Company is not the surviving entity, or a proposed sale of all or substantially all of the assets of the

    Company, the Board of Directors is obligated to accomplish either a substitution or assumption of options or give 30 days' notice of the acceleration of the optionee's right to exercise his or her outstanding options as to some or all of the optioned stock at any time within 30 days of such notice. The exercisability of options held by the Company's executive officers may also be accelerated upon the occurrence of such events. See "Transactions with Management and Others."

        (i)  OTHER  PROVISIONS.   The option  agreement may  contain such  other
    terms, provisions and conditions not inconsistent with the 1994 Option Plan as may be determined by the Board of Directors or its committee.

ADJUSTMENTS UPON CHANGES IN CAPITALIZATION

    In the event any change, such as a stock split or dividend, is made in the Company's capitalization that results in an increase or decrease in the number of outstanding shares of Common Stock without receipt of consideration by the Company, appropriate adjustment shall be made in the exercise price of each outstanding option, the number of shares subject to each option, the annual limitation on grants to employees, as well as the number of shares available for issuance under the 1994 Option Plan. In the event of the proposed dissolution or liquidation of the Company, each option will terminate unless otherwise provided by the Board of Directors or its committee.

AMENDMENT AND TERMINATION

    The Board of Directors may amend the 1994 Option Plan at any time or from time to time or may terminate it without approval of the shareholders; provided, however, that shareholder approval is required for any amendment to the 1994 Option Plan that increases the number of shares that may be issued under the 1994 Option Plan, modifies the standards of eligibility, modifies the limitation on grants to employees described in the 1994 Option Plan or results in other changes which would require shareholder approval to qualify options granted under the 1994 Option Plan as performance-based compensation under Section 162(m) of the Code, or so long as the Company has a class of equity securities registered under Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), materially increases the benefits to participants that may accrue under the 1994 Option Plan. However, no action by the Board of Directors or shareholders may alter or impair any option previously granted under the 1994 Option Plan. The 1994 Option Plan shall terminate in April 2004, provided that any options then outstanding under the 1994 Option Plan shall remain outstanding until they expire by their terms.

FEDERAL INCOME TAX ASPECTS OF THE 1994 OPTION PLAN

    The following is a brief summary of the United States federal income tax consequences of transactions under the 1994 Stock Option Plan based on federal securities and income tax laws in effect as of this date. This summary is not intended to be exhaustive and does not discuss the tax consequences of a participant's death or provisions of the income tax laws of any municipality, state or other country in which an optionee may reside. This summary does not purport to be complete. The Company advises all optionees to consult their own tax advisors concerning tax implications of option grants and exercises, and the disposition of shares acquired upon such exercise, under the 1994 Stock Option Plan.

    Options granted under the 1994 Option Plan may be either "incentive stock options," as defined in Section 422 of the Code, or nonstatutory options.

    If an option granted under the 1994 Option Plan is an incentive stock option, under U.S. tax laws the optionee will recognize no income upon grant of the incentive stock option and incur no tax liability upon its exercise, although the exercise may give rise to alternative minimum tax. The Company will not be allowed a deduction for federal income tax purposes as a result of the exercise of an incentive stock option regardless of the applicability of the alternative minimum tax. Upon the sale or exchange of the shares at least two years after grant of the option and one year after receipt of the shares by the optionee, any gain will be treated as long-term capital gain under U.S. tax laws. If these holding periods are not satisfied, the optionee will recognize ordinary income equal to the difference between the exercise price and the lower of the fair market value of the stock at the date of the option exercise or the sale price of the stock. A different rule for measuring ordinary income upon such a premature disposition may apply if the optionee is also an officer, director, or 10% shareholder of the Company. The Company will be entitled to a deduction in the same amount as the ordinary income recognized by the optionee. Any gain recognized on such a premature disposition of the shares in excess of the amount treated as ordinary income will be characterized under U.S. tax laws as long-term capital gain if the sale occurs more than one year after exercise of the option or as short-term capital gain if the sale is made earlier. The tax rate on long-term capital gains under current U.S. tax laws is capped at 28%. Capital losses are allowed under U.S. tax laws in full against capital gains plus $3,000 of other income.

    All other options which do not qualify as incentive stock options are referred to as nonstatutory options. An optionee will not recognize any taxable income under U.S. tax laws at the time he or she is granted a nonstatutory option. However, upon its exercise, under U.S. tax laws the optionee will recognize ordinary income for tax purposes measured by the excess of the then fair market value of the shares over the exercise price. In certain circumstances, where the shares are subject to a substantial risk of forfeiture when acquired or where the optionee is an officer, director or 10% shareholder of the Company, the date of taxation may be deferred unless the optionee files an election with the Internal Revenue Service under Section 83(b) of the Code. The income recognized by an optionee who is also an employee of the Company will be subject to tax withholding by the Company by payment in cash or out of the current earnings paid to the optionee. The Company will be entitled to a deduction in the same amount as the ordinary income recognized by tax optionee. Upon resale of such shares by the optionee, any difference between the sales price and the exercise price, to the extent not recognized as ordinary income as provided above, will be treated under U.S. tax laws as capital gain or loss, and will qualify for long-term capital gain or loss treatment if the shares have been held for more than one year.

REQUIRED VOTE

    The affirmative vote of a majority of shares of Common Stock represented and voting at the Annual Meeting with respect to the amendment to the 1994 Option Plan (which shares voting affirmatively also constitute a majority of the required quorum) is required for its approval.

    THE BOARD OF DIRECTORS RECOMMENDS VOTING FOR THE AMENDMENT OF THE 1994 STOCK OPTION PLAN.

                                 PROPOSAL NO. 3
               AMENDMENT OF THE 1989 EMPLOYEE STOCK PURCHASE PLAN

    At the Annual Meeting, shareholders are being asked to approve an amendment to the 1989 Employee Stock Purchase Plan (the "Employee Stock Purchase Plan") that would increase the shares reserved for issuance thereunder by 200,000 shares of Common Stock.

GENERAL

    The 1989 Employee Stock Purchase Plan (the "Employee Stock Purchase Plan") was adopted by the Board of Directors in September 1989 and approved by the shareholders in the same month. A total of 250,000 shares of Common Stock have been previously reserved for issuance under the Employee Stock Purchase Plan. As of March 31, 1996, and after giving effect to the amendment to the Employee Stock Purchase Plan, 293,638 shares had been issued under the Employee Stock Purchase Plan, and 156,362 shares remained available for future grants.

    The Employee Stock Purchase Plan, and the right of participants to make purchases thereunder, is intended to qualify under Section 423 of the Code. The Employee Stock Purchase Plan is not a qualified deferred compensation plan under
Section 401(a) of the Code, and is not subject to the provisions of ERISA.

PURPOSE

    The purpose of the Employee Stock Purchase Plan is to provide employees of the Company (and any of its subsidiaries that is designated by the Board) who participate in the Employee Stock Purchase Plan with an opportunity to purchase Common Stock of the Company through payroll deductions.

ADMINISTRATION

    The Employee Stock Purchase Plan may be administered by the Board or a committee appointed by the Board. Currently, the Employee Stock Purchase Plan is administered by the Board of Directors, except that with respect to executive officers (including executive officers who are also directors), the Employee Stock Purchase Plan is administered exclusively by the Human Resources Committee (comprised of Messrs. Perkins and Pressley, the outside directors of the Company who are not eligible to participate in the Employee Stock Purchase Plan). All questions of interpretation of the Employee Stock Purchase Plan are determined by the Board or its committee, and its decisions are final and binding upon all participants. Members of the Board or its committee who are eligible employees are permitted to participate in the Employee Stock Purchase Plan, provided that any such eligible member may not vote on any matter affecting the administration of the Employee Stock Purchase Plan or the grant of any option pursuant to it, or serve on a committee appointed to administer the Employee Stock Purchase Plan. No charges for administrative or other costs may be made against the payroll deductions of a participant in the Employee Stock Purchase Plan. Members of the Board receive no additional compensation for their services in connection with the administration of the Employee Stock Purchase Plan. All directors currently hold office until the annual meeting of shareholders of the Company following their election, or until their successors are duly elected and qualified.

ELIGIBILITY

    Any person who is employed by the Company (or any of its majority-owned subsidiaries) for at least twenty hours per week and more than five months in, a calendar year is eligible to participate in the Employee Stock Purchase Plan after six months of service with the Company, provided that the employee is employed on the first day of an offering period and subject to certain limitations imposed by Section 423(b) of the Code.

OFFERING DATES

    The Employee Stock Purchase Plan is implemented by consecutive twenty-four month offering periods beginning on July 1 of each year. Each offering period is divided into four exercise periods, with an exercise date at the end of each period. The Board may alter the duration of the offering periods without shareholder approval. In the event that the fair market value of the Company's Common Stock is lower on an exercise date than it was on the first business day of an offering period, all participants in that offering period shall be deemed to have withdrawn immediately after the exercise date and to have enrolled as participants in a new offering period beginning on the next business day. The length of the new offering period will vary between six, eighteen and twenty-four months as determined under the Employee Stock Purchase Plan.

PARTICIPATION IN THE PLAN

    Eligible employees become participants in the Employee Stock Purchase Plan by delivering to the Company a subscription agreement authorizing payroll deductions at least ten business days prior to the applicable offering date, unless a later time for filing the subscription agreement has been set by the Board for all eligible employees with respect to a given offering.

PURCHASE PRICE

    The purchase price per share at which shares are sold under the Employee Stock Purchase Plan is the lower of 85% of the fair market value of the Common Stock on the applicable date of commencement of the offering period or on the applicable exercise date. The fair market value of the Common Stock on a given date shall be the closing price of the Common Stock as reported on the Nasdaq National Market as of such date.

PAYMENT OF PURCHASE PRICE; PAYROLL DEDUCTIONS

    The purchase price of the shares is accumulated by payroll deductions during the offering period. The deductions may be up to 10% of a participant's eligible compensation received on each pay day during the offering period. Eligible compensation consists of the regular straight time gross earnings, payments for overtime, shift premium, incentive compensation, incentive payments and bonuses. Payroll deductions shall commence on the first payday following the offering date, and shall continue at the same rate until the end of the offering period unless sooner terminated as provided in the Employee Stock Purchase Plan.

    A participant may discontinue his or her participation in the Employee Stock Purchase Plan at any time during an offering period. A participant may, on one occasion only during any particular offering period, change the rate of his or her contributions during such offering period by completing and filing with the Company a new subscription agreement. The change in rate shall be effective with the first full payroll period following the date of filing of the new subscription agreement.

    All payroll deductions are credited to the participant's account under the Employee Stock Purchase Plan and are deposited with the general funds of the Company. All payroll deductions received or held by the Company may be used by the Company for any corporate purpose. No interest accrues on the payroll deductions of a participant in the Employee Stock Purchase Plan.

PURCHASE OF STOCK

    By executing a subscription agreement to participate in the Employee Stock Purchase Plan, the participant is entitled to have shares placed under option. The maximum number of shares placed under option to a participant in an offering period is that number determined by dividing $50,000 by the fair market value of one share on the offering date; provided, however, that the participant's actual purchase will be limited to the number of shares determined by dividing the amount of the participant's total payroll deductions accumulated during each offering period by the lower of (i) 85% of the fair market value of the Common Stock at the beginning of the offering period, or (ii) 85% of the fair market value of the Common Stock on the applicable exercise date. Unless the participant's participation is discontinued, each participant's option for the purchase of shares will be exercised automatically at the end of the offering period at the applicable price.

    Notwithstanding the foregoing, no participant shall be permitted to subscribe for shares under the Employee Stock Purchase Plan if immediately after the grant of the option the participant would own five percent or more of the voting power or value of all classes of stock of the Company or of a parent or of any of its subsidiaries (including stock that may be purchased under the Employee Stock Purchase Plan or pursuant to any other options), nor shall any participant be granted an option that would permit the participant to buy pursuant to the Employee Stock Purchase Plan more than $25,000 worth of stock (determined at the fair market value of the shares at the time the option is granted) in any calendar year. Furthermore, if the number of shares that would otherwise be placed under option at the beginning of an offering period exceeds the number of shares then available for issuance under the Employee Stock Purchase Plan, a pro rata allocation of the available shares shall be made in as equitable a manner as is practicable.

WITHDRAWAL

    While each participant in the Employee Stock Purchase Plan is required to sign a subscription agreement authorizing payroll deductions, the participant's interest may be changed once during any given offering period by completing and filing a new subscription agreement with the Company. In addition, a participant's interest may be terminated in whole, but not in part, by signing and delivering to the Company a notice of withdrawal from the Employee Stock Purchase Plan. Such withdrawal may be elected at any time prior to the end of the applicable six-month period prior to an exercise date under the Plan, unless the subscription agreement was made irrevocably by the participant (at his or her own election).

    Any withdrawal by the participant of accumulated payroll deductions for a given offering period automatically terminates the participant's interest in that offering period. In effect, the participant is given an option, for a maximum number of shares, which may or may not be exercised at the end of each six-month exercise period. However, unless the participant actively withdraws from the offering period, the option will be exercised automatically at the end of each exercise period, and the maximum number of full shares purchasable (within the limits of the Employee Stock Purchase Plan) with the participant's accumulated payroll deductions will be purchased for that participant at the applicable price.

    A participant's withdrawal from an offering period does not have an effect upon such participant's eligibility to participate in subsequent offering periods under the Employee Stock Purchase Plan; however, the participant may not re-enroll in the same offering period after withdrawal. Officers, directors and other persons subject to Section 16 of the Exchange Act may not re-enroll for a period of six months after withdrawal.

TERMINATION OF EMPLOYMENT

    Termination of a participant's employment for any reason, including retirement or death, prior to any exercise date cancels his or her participation in the Employee Stock Purchase Plan immediately. In such event, the payroll deductions credited to the participant's account during the offering period but not yet used to exercise the option will be returned to such participant, or in the case of death, to the person or persons entitled thereto as specified in the participant's subscription agreement.

CAPITAL CHANGES

    In the event any change, such as a stock split of stock dividend, is made in the Company's capitalization which results in an increase or decrease in the number of outstanding shares of Common Stock without receipt of consideration by the Company, appropriate adjustments will be made in the shares subject to purchase and in the purchase price per share, as well as in the number of shares available for issuance under the Employee Stock Purchase Plan.

NONASSIGNABILITY

    No rights or accumulated payroll deductions of a participant under the Employee Stock Purchase Plan may be pledged, assigned or transferred for any reason and any such attempt may be treated by the Company as an election to withdraw from the Employee Stock Purchase Plan.

AMENDMENT AND TERMINATION OF THE PLAN

    The Board may at any time amend or terminate the Employee Stock Purchase Plan, except that such termination shall not affect options previously granted nor may any amendment make any change in an option granted prior thereto which adversely affects the rights of any participant. No amendment may be made to the Employee Stock Purchase Plan without prior approval of the shareholders of the Company if such amendment would increase the number of shares reserved under the Employee Stock Purchase Plan, permit a new class of employees to participate in the Employee Stock Purchase Plan or make any other change to the Employee Stock Purchase Plan for which shareholder approval is required to comply with the rules regarding "discretionary plans" under Section 16 of the Exchange Act and Rule 16b-3 (or any successor rule) thereto.

FEDERAL INCOME TAX ASPECTS OF THE EMPLOYEE STOCK PURCHASE PLAN

    The following is a brief summary of the U.S. federal income tax consequences of transactions under the Employee Stock Purchase Plan based on federal income tax laws in effect as of this date. This summary is not intended to be exhaustive and does not address all matters which may be relevant to a particular optionee based on his or her specific circumstances. The summary addresses only current U.S. federal income tax law and expressly does not discuss the income tax law of any state, municipality or non-U.S. taxing jurisdiction or gift, estate or other tax laws other than federal income tax law. THE COMPANY ADVISES ALL PARTICIPANTS UNDER THE EMPLOYEE STOCK PURCHASE PLAN TO CONSULT THEIR OWN TAX ADVISORS CONCERNING TAX IMPLICATIONS OF OPTION GRANTS AND EXERCISES AND THE DISPOSITION OF STOCK ACQUIRED UPON SUCH EXERCISES, UNDER THE EMPLOYEE STOCK PURCHASE PLAN.

    The Employee Stock Purchase Plan, and the right of participants to make purchases thereunder, is intended to qualify under the provisions of Sections 421 and 423 of the Code. Under these provisions, no income will be taxable to a participant until the shares purchased under the Plan are sold or otherwise disposed of. Upon sale or other disposition of the shares, the participant will generally be subject to tax and the amount of the tax will depend upon how long the shares have been held by the participant. If the shares are sold or otherwise disposed of more than two years from the first day of the offering period during which the shares were purchased, and more than one year from the exercise date of such shares, the participant will recognize ordinary income measured as the lesser of (a) the excess of the fair market value of the shares at the time of such sale or disposition over the purchase price, or (b) an amount equal 15% of the fair market value of the shares as of the first day of the offering period. Any additional gain will be treated as long-term capital gain. If the shares are sold or otherwise disposed of before the expiration of these holding periods, the participant will recognize ordinary income generally measured as the excess of the fair market value of the shares on the date the shares are purchased over the purchase price. Any additional gain or loss on such sale or disposition will be long-term or short-term capital gain or loss, depending on how long the shares were held by the participant. The Company is not entitled to a deduction for amounts taxed as ordinary income or capital gain to a participant except to the extent of ordinary income recognized by a participant upon a sale or disposition of shares prior to the expiration of the holding period(s) described above. Currently, the tax rate on net capital gain (net long-term capital gain minus net short-term capital loss) is capped at 28%. Capital losses are allowed in full against capital gains plus $3,000 of other income.

    DIRECTORS AND OFFICERS SUBJECT TO SECTION 16(B) LIABILITY. In the case of an optionee who is subject to Section 16(b) of the Exchange Act, the Exercise Date for purposes of calculating such participant's compensation income and the beginning of the capital gain holding period may be deferred for up to six months under certain circumstances. Such individuals should consult with their personal tax advisors prior to participating in the Employee Stock Purchase Plan or selling shares issued pursuant to such plan.

    The ordinary income reported under the rules described above, added to the actual purchase price of the shares, determines the tax basis of the shares for the purpose of determining capital gain or loss on a sale or exchange of the shares.

    The Company is entitled to a deduction for amounts taxed as ordinary income to a participant only to the extent that ordinary income must be reported upon disposition of shares by the participant before the expiration of the holding periods described above.

REQUIRED VOTE

    The affirmative vote of the holders of a majority of the Common Stock present and voting at the Annual Meeting with respect to the amendment to the Employee Stock Purchase Plan is required for its approval.

    THE BOARD OF DIRECTORS RECOMMENDS VOTING FOR THE AMENDMENT TO THE 1989 EMPLOYEE STOCK PURCHASE PLAN.

                                 PROPOSAL NO. 4
              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

    The Board of Directors has selected Ernst & Young LLP, independent auditors, to audit the financial statements of the Company for the fiscal year ending December 31, 1996 and recommends that the shareholders vote for ratification of such appointment. In the event of a negative vote on such ratification, the Board of Directors will reconsider its selection. Ernst & Young LLP has audited the financial statements of the Company and its predecessor corporation and partnership since inception. Representatives of Ernst & Young LLP are expected to be present at the meeting and will have the opportunity to make a statement if they desire to do so. They are also expected to be available to respond to appropriate questions.

RECOMMENDATION OF THE BOARD OF DIRECTORS

    THE BOARD OF DIRECTORS RECOMMENDS VOTING IN FAVOR OF THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS FOR THE COMPANY.

       COMMON STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth the beneficial ownership of the Company's Common Stock as of March 20, 1996 as to (i) each person who is known by the Company to own beneficially more than five percent of the Company's Common Stock, (ii) each of the Company's directors, (iii) each of the executive officers named in the Summary Compensation Table beginning on page 20, and (iv) all directors and executive officers as a group.

                                                                            SHARES BENEFICIALLY OWNED (1)
                                                                            ------------------------------
                                                                            NUMBER (2)   PERCENT OF TOTAL
                                                                            -----------  -----------------
Thomas B. Boyd............................................................      35,286           *
Benjamin L. Holmes........................................................      61,041           *
Bonnie Jones..............................................................      53,407           *
Dennis LaLumandiere.......................................................      34,946           *
E. Walter Lange...........................................................      51,250           *
Robert V. McCormick.......................................................     339,781             4.6    %
Rodney Perkins, M.D.......................................................     177,717             2.5    %
Robert J. Pressley, Ph.D..................................................      72,266             1.0    %
Joseph F. Rondinone, Ph.D. (3)............................................       1,121           *
Eli Wismer (4)............................................................      17,378           *
All directors and executive officers as a group (12 persons)..............     850,410            11.0    %

- ------------------------
 *  Less than 1%.

(1) The persons named in this table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws where applicable and the information contained in the other footnotes to this table.

(2) Includes with respect to each named person the following shares subject to options exercisable within 60 days of March 15, 1996: Mr. Boyd -- 32,812; Mr. Holmes -- 58,541; Ms. Jones -- 49,219; Mr. LaLumandiere -- 32,300; Mr. Lange -- 51,250; Mr. McCormick -- 277,082; Dr. Perkins -- 111,250 Dr.
    Pressley -- 51,250; Dr. Rondinone -- 0; Mr. Wismer -- 0.

(3) Dr. Rondinone terminated his employment with the Company in January 1996.

(4) Mr. Wismer terminated his employment with the Company in October 1995.

    NOTWITHSTANDING ANYTHING TO THE CONTRARY SET FORTH IN ANY OF THE COMPANY'S PREVIOUS FILINGS UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, THAT MIGHT INCORPORATE FUTURE FILINGS, INCLUDING THIS PROXY STATEMENT, IN WHOLE OR IN PART, THE FOLLOWING REPORT AND THE PERFORMANCE GRAPH ON PAGE 19 SHALL NOT BE INCORPORATED BY REFERENCE INTO ANY SUCH FILINGS.

                    REPORT OF THE HUMAN RESOURCES COMMITTEE

EXECUTIVE COMPENSATION PHILOSOPHY

    Accomplishment of corporate goals to enhance shareholder value are an integral part of the strategic plan for Laserscope. In order to achieve these goals, compensation programs for all Laserscope employees, including executive officers, have been developed to provide incentives and rewards for the accomplishment of these goals.

    Goal setting throughout the corporation is a key element underlying the compensation program. At the start of each year, a number of corporate goals are established by the Chief Executive Officer and the executive officers, covering a broad range of business objectives such as financial performance, business diversification and employee retention and morale enhancement. Similarly, each executive officer establishes for his or her area of responsibility a number of goals that contribute to corporate goals. Individual employees also have goals that in turn contribute to the goals for that employee's department. Corporate goals are communicated within the Company by each executive and at company-wide meetings. Accomplishment of Company goals are reviewed at the quarterly meetings with all employees to provide an understanding of how personal goals interrelate to corporate goals. Progress toward individual goals are reviewed during the year and the extent to which goals have been accomplished is a factor in assessing employees' performance and compensation.

    The Company's executive officers have a particular responsibility for the achievement of the Company's broad business goals and, accordingly, their compensation is determined by reference both to individual performance and to corporate performance. Of these two elements, corporate performance can have the most significant impact on executives' compensation through cash bonuses and the value of stock options.

    The Company's executive compensation programs are based upon:

        1. PAY FOR PERFORMANCE -- Laserscope believes that it is important to reward individual executives for their individual performance as well as for the overall performance of the Company.

        2. BE COMPETITIVE -- To attract and retain talented individuals, it is important to maintain compensation levels and programs that are competitive in the employment market.

        3. SHAREHOLDER RETURN -- Ultimately, management's responsibility is to generate a return for the Company's shareholders. Consequently, it is critical to establish programs that align management's interests with those of the Company's shareholders.

COMPENSATION OF EXECUTIVE OFFICERS

    The three key elements of Laserscope's executive compensation are (i) salary, (ii) annual cash bonuses and (iii) stock options. The Committee believes that these three elements satisfy the compensation objectives stated above.

    Salaries are generally reviewed at the end of each year and adjusted after taking into account factors such as individual performance and experience level, market surveys, level of responsibility and salary levels within the Company.

    Cash bonus targets are established at the beginning of each year and are based on corporate financial performance for the year and individual goals for each executive. For 1996 (as in 1995) no cash bonus is payable unless the Company achieves targeted budgeted levels of operating profit. If the

Company achieves a specified level of operating profit, then each executive becomes eligible for a target level of bonus. The target bonus increases as actual profit increases. The portion of the bonus that is actually paid is based on an assessment of the individual executive's performance.

    Stock options are a key element in aligning the interests of management and shareholders, since they motivate executives to maximize shareholder value over time. Value accrues to executives only as the value of the Company's stock appreciates. Vesting schedules are used to encourage a long-term commitment to the Company by its executive officers. The level of stock options held by each executive officer are reviewed at the end of each year and additional awards are considered to optimize the level of incentives and rewards.

    Specific recommendations with respect to each of these three compensation elements for the executive officers (except the President and Chief Executive Officer) are made by the President and Chief Executive Officer, with the final decisions being made by the Human Resources Committee and reviewed by the Board of Directors (except that the Human Resources Committee has exclusive and final authority with respect to the grant of stock options to executive officers of the Company). In the case of the Chief Executive Officer, the Human Resources Committee determines any actions to be taken and such actions are reviewed by the Board of Directors except that the Human Resources Committee has exclusive and final authority with respect to the grant of stock options to Mr. McCormick.

    OPTION REPRICING. In November 1995 the Human Resources Committee considered whether the exercise price of outstanding options granted under the Company's 1994 Stock Option Plan should be modified. The exercise price of options granted under such plan since its inception, ranging from $3.63 to $4.75 per share, was above the Company's current market price per share. The Human Resources Committee determined that the purpose of its option plans to provide an equity incentive for employees would not be achieved for employees holding options exercisable above the market price and that the Company would likely have difficulty retaining qualified employees with equity incentives that would be rendered ineffective if not adjusted. Therefore, the Human Resources Committee concluded that it was in the interest of the Company and the shareholders to reprice certain options to create such incentives and to motivate the Company's employees.

    Accordingly, the Human Resources Committee offered to all employees (including executive officers and one director who had been granted options under the 1994 Stock Option Plan pursuant to a consulting agreement) who did not terminate before February 1, 1996 and held outstanding options to purchase Common Stock of the Company under the Company's 1994 Stock Option Plan the opportunity to exchange options that had not yet become exercisable for new stock options with an exercise price of $2.00 per share (which was the closing price per share of the Company's Common Stock on the Nasdaq National Market on the date of the Committee's action). All other terms of the new stock options remained substantially the same as the surrendered options (including number of shares, vesting and expiration date).

COMPENSATION OF THE PRESIDENT AND CHIEF EXECUTIVE OFFICER

    Robert V. McCormick has served as the Company's President since December 1991. He was Chief Operating Officer from December 1991 to July 1992 and since July 1992 has been President and Chief Executive Officer. Mr. McCormick's salary was increased by 6% to $263,443 effective December 25, 1995. More importantly, the Committee structured Mr. McCormick's compensation to maintain a long term focus on the recovery of Laserscope's business and stock price. Consequently, the most significant elements of Mr. McCormick's potential compensation (bonuses and stock options) are premised on substantial improvements in the Company's operating performance.

    Mr. McCormick is eligible for a target cash bonus of up to 30% of his base salary, if the Company achieves its budgeted level of operating profit. In the event that this budgeted profit level is exceeded, Mr. McCormick's bonus may be higher. Based on the Company's performance in 1995, Mr. McCormick did not receive a cash bonus.

    Mr. McCormick was granted an option to purchase 120,000 shares of Common Stock (vesting over four years) in February 1995 at an exercise price of $4.00. In November 1995, 97,500 of these options were canceled and reissued with an exercise price of $2.00. Mr. McCormick was also granted an option to purchase 45,000 shares of Common Stock (vesting over four years) in November 1995 at an exercise price of $2.00. In aggregate, Mr. McCormick has been granted options to purchase a total of 455,000 shares of Common Stock at exercise prices of $2.00 to $5.75 with vesting periods of four to five years, depending on the specific option granted.

                                          HUMAN RESOURCES COMMITTEE
                                          Rodney Perkins, M.D.
                                          Robert J. Pressley, Ph.D. (Chairman)

         HUMAN RESOURCES COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    There are currently no employee directors serving on the Human Resources Committee of the Board of Directors. The following non-employee directors serve on the Company's Human Resources Committee: Rodney Perkins, M.D. and Robert J. Pressley, Ph.D.

    Dr. Perkins purchased an aggregate of 16,667 shares of the Company's Common Stock on September 11, 1989 under the Company's 1984 Stock Purchase Plan at an aggregate price of $75,002. Dr. Perkins purchased such shares through promissory notes in favor of the Company bearing interest at the annual rate 9% and secured by the shares purchased. At December 31, 1995, Dr. Perkins owed an aggregate of $128,603 under such notes, the largest amount of indebtedness owed by him to the Company at any time during 1995.

    Dr. Perkins is also Chairman of the Board of Directors and a member of the Board of Directors' Human Resources Committee of ReSound Corporation, a publicly traded hearing health care company. The Company and ReSound Corporation have not conducted any business with each other in the past and the Company does not presently anticipate doing so in the future.

    Dr. Perkins was also a founding shareholder of AcuVasive (formerly Envision Surgical Systems), a manufacturer of microvisualization catheter products ("AcuVasive"). The Company has a commercial relationship with AcuVasive, Mr. McCormick is a member of its Board of Directors and Dr. Perkins and the Company are each holders of AcuVasive's capital stock. See "Transactions with Management and Others."

    See "Proposal No. 1 -- Election of Directors -- Compensation of Directors" for a discussion of certain information with respect to directors serving on the Human Resources Committee.

                               PERFORMANCE GRAPH

    The following graph summarizes cumulative total shareholder return data (assuming reinvestment of dividends) for the period since December 31, 1990. The graph assumes that $100 was invested on December 31, 1990 (i) in the Common Stock of Laserscope, (ii) in the CRSP Total Return Index for the Nasdaq Stock Market (U.S. companies), and (iii) in the MG Medical Instruments and Supplies Index (provided by Media General Financial Services, Inc.). The stock price performance on the following graph is not necessarily indicative of future stock price performance.

                           COMPARISON OF TOTAL RETURN

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

  CRSP NASDAQ INDEX (U.S.)       LASERSCOPE (LSCP)           MG MEDICAL INSTRUMENTS AND SUPPLIES INDEX
12/31/90                                          100                                                    100        100
12/31/91                                          161                                                     31        174
12/31/92                                          187                                                     21        155
12/31/93                                          215                                                     22        132
12/31/94                                          210                                                     15        145
12/31/95                                          296                                                      8        233

                       COMPENSATION OF EXECUTIVE OFFICERS
                           SUMMARY COMPENSATION TABLE

    The following table shows the compensation received by the Company's Chief Executive Officer, the four other most highly compensated executive officers of the Company for 1995 who were serving as executive officers at December 31, 1995, one highly compensated executive officer who was not serving as an executive officer at December 31, 1995 and the compensation received by each such individual for the Company's two prior years.

                                                                                      LONG-TERM
                                                                                    COMPENSATION
                                                                                       AWARDS
                                                                                    -------------
                                                           ANNUAL COMPENSATION       OPTION/SARS
                                                       ---------------------------    (SHARES)         ALL OTHER
       NAME AND PRINCIPAL POSITION            YEAR      SALARY (1)    BONUS (2)(3)     (4)(5)      COMPENSATION (6)
- ------------------------------------------  ---------  -------------  ------------  -------------  -----------------
Robert V. McCormick ......................       1995  $   248,060         --            165,000       $   2,004
 President and Chief Executive Officer           1994  $   236,250         --            --            $   2,045
                                                 1993  $   225,000         --             40,000       $   1,927
Thomas B. Boyd ...........................       1995  $   168,324(7)      --             45,000       $   2,400
 Senior Vice President of Operations and         1994  $   183,428(8)  $   20,000         65,000       $   1,471
 Finance                                         1993       --             --            --               --
Bonnie Jones .............................       1995  $   107,330         --             35,000       $   1,543
 Vice President of Human Resources               1994  $    99,750         --             15,000       $   1,496
                                                 1993  $    95,000     $    9,500         35,000       $   1,425
Dennis LaLumandiere ......................       1995  $   119,690         --             40,000       $   1,794
 Vice President of Finance, Chief                1994  $   103,500         --             15,000       $   1,548
 Financial Officer                               1993  $    96,885     $    9,821          8,500       $   1,438
Joseph F. Rondinone ......................       1995  $   131,250         --            --            $   1,312
 Vice President of Research and                  1994  $   125,000         --             25,000       $   1,250
 Development (9)                                 1993  $   162,766(10)      --            27,000       $   1,136
Eli Wismer ...............................       1995  $   150,909     $   32,643        --            $   1,744
 Vice President of North American Sales &        1994  $   153,399(12)  $   78,160        50,000       $   1,927
 Education (11)                                  1993  $   193,953(12)  $   83,135        20,000       $   1,786

- ------------------------

 (1) Includes amounts deferred under the Company's 401(k) plan.

 (2) Includes bonuses earned in the indicated fiscal year and paid in the subsequent fiscal year. Excludes bonuses paid in the indicated fiscal year but earned in the preceding fiscal year.

 (3) Executive officers are entitled to discretionary bonuses based on individual and corporate performance. These bonuses are determined by the Board of Directors based on the recommendation of the Human Resources Committee.

 (4) The options listed with respect to 1995 long-term compensation awards include options granted upon the repricing of previously granted options. Options to purchase the following number of shares granted to the following persons in 1995 were canceled as a result of their repricing on November 30, 1995: Mr. McCormick -- 97,500: Mr. LaLumandiere -- 12,188. Such canceled options have not been included with respect to 1995 long-term compensations award. The repriced options retain the same term and vesting schedule as those options which were replaced.

 (5) All options granted in 1993, 1994 and 1995 to new employees and officers of the Company have 5-year terms and become exercisable cumulatively at the rate of 12.5% of the total six months after the vesting commencement date (first date of employment for new employees and date of grant for officers), and 1/48 of the shares subject to the option in equal monthly installments thereafter. All option granted in 1993, 1994 and 1995 to existing employees also have 5-year terms but become exerciseable cumulatively at the rate of 1/48 of the shares subject to the option in equal monthly installments following their respective grant date. All unvested options are subject to earlier termination in the event of the termination of the participant's relationship with the Company. All options were granted at market value on the date of grant. In the event that certain change in control events were to occur, the options would be assumed or equivalent options substituted by a successor corporation, unless the Board of Directors determines that the options should become immediately exercisable. The exercise price may be paid, subject to certain conditions, by delivery of already owned shares or with the proceeds from the sale of the option shares. In addition, the Management Continuity Agreements entered into between the Company and each of its executive officers may affect the vesting and manner of exercise of options granted by the Company to these individuals. See "Transactions with Management and Others."

 (6) Consists of the Company's contributions to its 401(k) plan for the benefit of the named executive officers.

 (7) Includes $8,331 paid to Mr. Boyd in connection with the relocation of his principal residence to the San Jose metropolitan area.

 (8) Includes salary paid to Mr. Boyd during the period beginning on the his employment commencement of April 18, 1994 and ending on December 31, 1994 and $79,578 paid to Mr. Boyd in connection with the relocation of his principal residence to the San Jose metropolitan area.

 (9) Mr. Rondinone terminated his employment with the Company in January 1996.

(10) Includes $47,766 paid to Mr. Rondinone in connection with the relocation of his principal residence to the San Jose metropolitan area.

(11) Mr. Wismer terminated his employment with the Company in October 1995.

(12) Includes the following amounts paid to Mr. Wismer in connection with the relocation of his principal residence to the San Jose metropolitan area:
    1994 -- $13,399 and 1993 -- $53,953.

                          STOCK OPTION GRANTS IN 1995

    The following table sets forth information for the named executive officers with respect to grants of options to purchase Common Stock of the Company made in 1995 and the value of all options held by such executive officers on December 31, 1995.

                                            INDIVIDUAL GRANTS                                POTENTIAL REALIZABLE
                                        --------------------------                             VALUE AT ASSUMED
                                                      % OF TOTAL                               ANNUAL RATES OF
                                                        OPTIONS                                  STOCK PRICE
                                          OPTIONS     GRANTED TO                               APPRECIATION FOR
                                          GRANTED    EMPLOYEES IN   EXERCISE OR                OPTION TERM (3)
                                         (SHARES)     FISCAL YEAR   BASE PRICE   EXPIRATION  --------------------
NAME                                        (1)           (2)       (PER SHARE)     DATE        5%         10%
- --------------------------------------  -----------  -------------  -----------  ----------  ---------  ---------
Robert V. McCormick...................      22,500(4)        3.3%    $    4.00      2/17/00  $  24,900  $  55,000
                                            97,500(5)       14.2%    $    2.00      2/17/00  $  44,600  $  96,700
                                            45,000(6)        6.6%    $    2.00     11/30/00  $  24,900  $  55,000
Thomas B. Boyd........................      45,000(6)        6.6%    $    2.00     11/30/00  $  24,900  $  55,000
Bonnie Jones..........................      35,000(6)        5.1%    $    2.00     11/30/00  $  19,300  $  42,700
Dennis LaLumandiere...................       2,812(4)        0.4%    $    4.00      2/17/00  $   3,100  $   6,900
                                            12,188(5)        1.8%    $    2.00      2/17/00  $   5,600  $  12,100
                                            25,000(6)        3.6%    $    2.00     11/30/00  $  13,800  $  30,500
Joseph F. Rondinone, Ph.D (7).........      --            --            --           --         --         --
Eli Wismer (8)........................      --            --            --           --         --         --

- ------------------------

(1) For a description of the material terms of the options, see footnote 5 of the Summary Compensation Table.

(2) The Company granted options to employees for an aggregate of 686,000 shares of Common Stock during 1995 excluding 175,453 issued to replace options canceled from the 1984 Employee Stock Option Plan and 405,384 issued to replace options canceled from the 1994 Employee Stock Option Plan.

(3) Gains are reported net of the option exercise price but before taxes associated with exercise. These amounts represent certain assumed rates of appreciation only. Actual gains, if any, on stock option exercises are dependent on future performance of the Company's Common Stock, as well as the optionee's continued employment through the vesting period.

(4) Options listed were granted on February 17, 1995.

(5) Options listed were granted on November 30, 1995 to replace options which were originally granted on February 17, 1995 then canceled on November 30, 1995 due to repricing.

(6) Options listed were granted on November 30, 1995.

(7) Dr. Rondinone terminated his employment with the Company in January 1996

(8) Mr. Wismer terminated his employment with the Company in October 1995.

                      AGGREGATED OPTION EXERCISES IN 1995
                           AND YEAR-END OPTION VALUES

    The following table sets forth information for the named executive officers with respect to exercises in 1995 of options to purchase Common Stock of the Company.

                                                                                                  VALUE OF UNEXERCISED
                                                                           NUMBER OF UNEXERCISED  IN-THE-MONEY OPTIONS
                                                                           OPTIONS AT 12/31/95:       AT 12/31/95:
                                                   SHARES                  ---------------------  ---------------------
                                                 ACQUIRED ON     VALUE         (EXERCISABLE/          (EXERCISABLE/
NAME                                              EXERCISE     REALIZED     UNEXERCISABLE) (1)    UNEXERCISABLE) (1)(2)
- -----------------------------------------------  -----------  -----------  ---------------------  ---------------------
Robert McCormick...............................      --           --           217,083 / 237,917         -- / --
Thomas B. Boyd.................................      --           --             26,041 / 83,959         -- / --
Bonnie Jones...................................      --           --             41,712 / 65,288         -- / --
Dennis LaLumandiere............................      --           --             26,103 / 57,397         -- / --
Joseph F. Rondinone, Ph.D. (3).................      --           --             42,562 / 39,438         -- / --
Eli Wismer (4).................................      --           --                  58,978 / 0         -- / --

- ------------------------

(1) Based on the closing price of the Company's Common Stock as reported on the Nasdaq National Market on December 29, 1995 of $1.938 per share.

(2) The closing price of the Company's Common Stock on the Nasdaq National Market on December 29, 1995 was less than the exercise price of the referenced options.

(3) Dr. Rondinone terminated his employment with the Company in January 1996.

(4) Mr. Wismer terminated his employment with the Company in October 1995.

                             OPTION REPRICING TABLE

    On November 30, 1995 the Company allowed employees, including executive officers named on the Summary Compensation Table, to cancel outstanding options that had been granted under the Company's 1994 Stock Option Plan but that had not yet become exercisable and replace them with new options for an equal number of shares. Such new options, which have the same exercisability restrictions, were granted at a price of $2.00 per share, the fair market value of the Company's Common Stock on the date of grant. In accordance with regulations promulgated by the Securities and Exchange Commission, such repricing requires the Company to disclose all repricings of the Company's options held by its executive officers that have occurred during the last ten completed fiscal years, in the format set forth below:

                                                                                                               LENGTH OF
                                                                                   EXERCISE                 ORIGINAL OPTION
                                                     NUMBER OF   MARKET PRICE OF   PRICE AT        NEW      TERM REMAINING
                                          DATE OF     OPTIONS     STOCK AT TIME     TIME OF     EXERCISE      AT DATE OF
                 NAME                    REPRICING   REPRICED     OF REPRICING     REPRICING      PRICE        REPRICING
- ---------------------------------------  ---------  -----------  ---------------  -----------  -----------  ---------------
Herbert Bellucci,......................  07/25/91       15,000      $    9.25      $   26.00    $    9.25      4.5 years
  Former Senior Vice President of        06/26/92       15,000      $    5.75      $    9.25    $    5.75      3.6 years
  Operations (1)                         06/26/92       40,000      $    5.75      $    7.75    $    5.75      9.7 years

Robert Bogart..........................  07/25/91       10,000      $    9.25      $   26.00    $    9.25      4.5 years
  Former Vice President of               06/26/92       10,000      $    5.75      $    9.25    $    5.75      3.6 years
  Engineering (1)                        06/26/92       20,000      $    5.75      $    7.75    $    5.75      9.7 years

Paul Davis.............................  07/25/91       25,000      $    9.25      $   14.25    $    9.25      4.8 years
  Former Vice President and              06/26/92       25,000      $    5.75      $    9.25    $    5.75      3.8 years
  General Counsel (1)                    06/26/92       40,000      $    5.75      $    7.75    $    5.75      9.7 years

Benjamin Holmes........................  11/30/95       50,000      $    2.00      $    3.75    $    2.00      5.7 years
  Chairman of the Board of Directors
   (2)

Robert Jagunich........................  07/25/91       10,000      $    9.25      $   26.00    $    9.25      4.5 years
  Former Vice President of
  Marketing (1)

Bonnie Jones...........................  07/25/91        5,000      $    9.25      $   26.00    $    9.25      4.5 years
  Vice President of Human Resources      06/26/92        5,000      $    5.75      $    9.25    $    5.75      4.1 years
                                         06/26/92        5,000      $    5.75      $    9.25    $    5.75      3.6 years

Dennis LaLumandiere....................  07/25/91        5,000      $    9.25      $   26.00    $    9.25      4.5 years
  Vice President of Finance              06/26/92        5,000      $    5.75      $    9.25    $    5.75      3.6 years
  and Chief Financial Officer            06/26/92       15,000      $    5.75      $    5.88    $    5.75      9.8 years
                                         11/30/95       12,188      $    2.00      $    4.00    $    2.00      4.2 years
Robert McCormick.......................  07/25/91      150,000      $    9.25      $   14.25    $    9.25      4.8 years
  President and Chief Executive          06/26/92      150,000      $    5.75      $    9.25    $    5.75      3.8 years
  Officer                                06/26/92       50,000      $    5.75      $    8.13    $    5.75      9.5 years
                                         11/30/95       97,500      $    2.00      $    4.00    $    2.00      4.2 years
Alfred Merriweather....................  07/25/91       15,000      $    9.25      $   26.00    $    9.25      4.5 years
  Former Vice President of Finance       06/26/92       15,000      $    5.75      $    9.25    $    5.75      3.6 years
  and Chief Financial Officer (1)        06/26/92       40,000      $    5.75      $    7.75    $    5.75      9.7 years
Rodney Perkins, M.D....................  06/26/92       60,000      $    5.75      $    7.13    $    5.75      4.3 years
  Director and Former President,
  Chief Executive Officer and Chairman
   of the Board (2)
Herbert Taus...........................  07/25/91       40,000      $    9.25      $   26.00    $    9.25      4.5 years
  Former President and Chief
  Executive Officer (1)
Eli Wismer.............................  06/26/92       35,000      $    5.75      $    7.00    $    5.75      4.4 years
  Former Vice President of North
  American Sales and Education (1)

- ------------------------------

(1) No longer employed by the Company, but was an executive officer of the Company within the ten-year period covered by the table.

(2)  Options were granted pursuant to consulting agreements.

                    TRANSACTIONS WITH MANAGEMENT AND OTHERS

    Dr. Perkins was a founding shareholder of AcuVasive (formerly EnVision Surgical Systems), a manufacturer of microvisualization catheter products ("AcuVasive"), and is currently a member of its Board of Directors. The Company is also party to a Product Development and Marketing Agreement with AcuVasive dated June 4, 1993 (the "Development Agreement") pursuant to which AcuVasive agreed to develop certain microvisualization catheter products for which Laserscope has world-wide, exclusive, royalty-free marketing rights provided that Laserscope purchases certain minimum volumes of such products from AcuVasive. Should Laserscope fail to meet such minimums, its market rights under the Development Agreement become non-exclusive. As of December 31, 1995, AcuVasive had not completed and the Company did not expect that AcuVasive would complete the development of such products. In addition, during 1995, the Company loaned AcuVasive $100,000 pursuant to a promissory note. At December 31, 1995, AcuVasive was in default of the payment terms of the note and the Company does not expect to be repaid at least within the next year due to AcuVasive's current lack of financial resources. Robert McCormick is also a director of AcuVasive, and Dr. Perkins and the Company are each holders of AcuVasive's capital stock.

    In March 1994, the Company entered into Management Continuity Agreements with each of its executive officers, which were amended in December 1994 (the "Prior Management Continuity Agreements"). The Prior Management Continuity Agreements were to expire by their terms no later than December 31, 1996, and were therefore superceded and replaced in April 1996 by a new version of such agreements (the "1996 Management Continuity Agreements"). The 1996 Management Continuity Agreements provide (1) for salary and benefits continuation if the executive is terminated for any reason other than cause within 24 months (the "Severance Period") following any Change in Control of the Company (as defined below), such that if the termination occurs within 12 months of the Change of Control, the Severance Period is 12 months, and if the termination occurs after 12 months but within 24 months of the Change of Control, the Severance Period is nine months, (2) that such executives may, with 30 days written prior notice, resign but will be entitled to receive his or her current salary and level of benefits for the Severance Period, if, in connection with such Change in Control the executive's duties or responsibilities are materially reduced or executive is asked to relocate to a facility or location more than 50 miles from the Company's current location, (3) that all stock options exercisable for the Company's securities held by such executives shall become immediately vested and shall be exercisable in full in accordance with the provisions of the option agreement and plan pursuant to which such option was granted, and (4) that upon the immediate vesting of stock options, the optionee will have the right (subject to any limitations imposed by Section 16 of the Securities Exchange Act of 1934 or other applicable securities laws and only to the extent permitted by the terms of the applicable option plan) to deliver a non-recourse promissory note (secured only by the pledged shares for repayment), at the prime rate of interest determined as of the date of the note, in payment of the exercise price for the outstanding options. For purposes of the 1996 Management Continuity Agreements, a Change in Control of the Company shall be deemed to have occurred upon the happening of any of the following events: (1) any acquisition of twenty percent (20%) or more of the Company's then outstanding voting securities without the approval of the Board of Directors, (2) any merger or consolidation in which the Company is not the surviving entity, (3) approval of a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets, or (4) a change in the composition of the Board of Directors of the Company, as a result of which fewer than a majority of the directors are incumbent directors.

    The Company has sold Common Stock to certain employees and directors and accepted promissory notes secured by that stock as payment for certain of those shares. These notes originally carried annual interest rates of 9.0% to 9.5%. During 1995 the principal and accrued interest on these notes were refinanced and the notes now carry annual interest rates of 5.79%.

                                                                               INDEBTEDNESS
                                                         TOTAL                TO THE COMPANY
                                                        SHARES     AGGREGATE  AS OF 12/31/95
PURCHASER                                              PURCHASED     PRICE        (1)(2)
- ----------------------------------------------------  -----------  ---------  --------------
Rodney Perkins, M.D.................................      16,667   $  75,001   $    128,603
Robert J. Pressley, Ph.D............................      16,666   $  74,997   $    128,788

- ------------------------

(1) In all cases, the amount shown was also the largest amount of indebtedness owed to the Company at any time during 1995.

(2) Payment in the form of promissory notes in the above transactions was approved in each case by a majority of the disinterested directors of the Company and such sales were made pursuant to the Company's 1984 Stock Purchase Plan, which was approved by the shareholders of the Company.

    During 1995 Mr. Holmes received $25,000 in compensation from the Company for consulting services to the Company beyond his duties as Chairman of the Board of Directors.

    Non-employee members of the Company's Board of Directors receive cash compensation and options to purchase shares of Common Stock in connection with their service on the Board. See Proposal No. 1 -- Election of Directors -- Compensation of Directors."

    The Company has entered into indemnification agreements with each of its directors and executive officers, which may require the Company, among other things, to indemnify them against certain liabilities that may arise by reason of their status or service as directors or officers, to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified, and to obtain directors' and officers' liability insurance if available on reasonable terms.

                        COMPLIANCE WITH SECTION 16(A) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

    Under the securities laws of the United States, the Company's directors, its executive officers, and any persons holding more than ten percent of the Company's Common Stock are required to report their initial ownership of the Company's securities and any subsequent changes in that ownership to the SEC. Specific filing deadlines of these reports have been established and the Company is required to disclose in this Proxy Statement any failure to file by these dates during 1994. All of these filing requirements have been satisfied. In making this statement, the Company has relied solely on written representations of its directors and executive officers and any ten percent holders and copies of the reports that they filed with the SEC.

                 SHAREHOLDER PROPOSALS FOR 1997 ANNUAL MEETING

    Proposals of shareholders of the Company that are intended to be presented by such shareholders at the Company's 1997 Annual Meeting must be received by the Company no later than December 28, 1996 in order that they may be included in the proxy statement and form of proxy relating to that meeting.

                                 OTHER MATTERS

    The Board of Directors knows of no other matters to be submitted to the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed form of Proxy to vote the shares they represent as the Board of Directors may recommend.

                                          BY ORDER OF THE BOARD OF
                                          DIRECTORS

                                                       [SIG]

                                          CRAIG W. JOHNSON
                                          SECRETARY
Dated: April 26, 1996

             PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                                  OF LASERSCOPE
                       1996 ANNUAL MEETING OF SHAREHOLDERS

The undersigned shareholder of Laserscope, a California corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement, each dated April 26, 1996, and hereby appoints Robert V. McCormick and Dennis LaLumandiere or either of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 1996 Annual Meeting of Shareholders of Laserscope to be held on June 7, 1996 at 9:00 a.m., local time, at the Company's principal executive offices at 3052 Orchard Drive, San Jose, California 95134-2011 and at any adjournment or postponement thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the following matters, and, in their discretion, upon such other matters that may properly come before the meeting and any adjournment(s) thereof.

                         (To be Signed on Reverse Side)

/x/  Please mark your
     votes as in this
     example.

                                FOR all nominees          WITHHOLD authority
                              listed to the right      to vote for all nominees
                              (except as indicated)       listed to the right

1.  Election of                       / /                         / /
    Directors

Nominees  Benjamin L. Holmes
          E. Walter Lange
          Robert V. McCormick
          Rodney Perkins, M.D.
          Robert J. Pressley,
          Ph.D

If you wish to withhold authority to vote for any individual nominee, strike a line through that nominee's name in the list to the right.


                                             FOR       AGAINST        ABSTAIN

2.  Proposal to approve an amendment to      / /         / /            / /
    the Company's 1994 Stock Option Plan
    to increase the number of shares of
    Common Stock reserved for issuance
    thereunder by 150,000 shares.

3.  Proposal to approve an amendment to      / /         / /            / /
    the Company's 1989 Employee Stock
    Purchase Plan to increase the number
    of shares of Common Stock reserved for
    issuance thereunder by 200,000 shares.

4.  Proposal to ratify the appointment of    / /         / /            / /
    Ernst & Young as the independent
    auditors of the Company for the year
    ending December 31, 1996.

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED AS FOLLOWS: (1) FOR THE ELECTION OF DIRECTORS, (2) FOR APPROVAL OF THE AMENDMENT TO THE COMPANY'S 1994 STOCK OPTION PLAN, (3) FOR APPROVAL OF THE AMENDMENT TO THE COMPANY'S 1989 EMPLOYEE STOCK PURCHASE PLAN, (4) FOR RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG AS INDEPENDENT AUDITORS, AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY COME BEFORE THE MEETING.

PLEASE SIGN EXACTLY AS YOUR NAME APPEARS HEREON. IF THE STOCK IS REGISTERED IN THE NAMES OF TWO OR MORE PERSONS, EACH SHOULD SIGN. EXECUTORS, ADMINISTRATORS, TRUSTEES, GUARDIANS AND ATTORNEYS-IN-FACT SHOULD ADD THEIR TITLES. IF SIGNER IS A CORPORATION, PLEASE GIVE FULL CORPORATE NAME AND HAVE A DULY AUTHORIZED OFFICER SIGN, STATING TITLE. IF SIGNER IS A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AUTHORIZED PERSON.

PLEASE VOTE, DATE AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED RETURN ENVELOPE WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES.



SIGNATURE(S)_________________________________________________DATE______________

NOTE: This Proxy should be marked, dated, signed by the shareholder(s) exactly as his or her name appears hereon, and returned in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.